Exhibit L
[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]
August 14, 2009
Calamos Global Dynamic Income Fund
2020 Calamos Court
Naperville, Illinois 60563

Re:	Calamos Global Dynamic Income Fund
Ladies and Gentlemen:
          We have acted as special Delaware counsel to Calamos Global Dynamic Income Fund (formerly known as Calamos Global Diversified Income and Opportunities Fund), a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the registration of the following securities: (i) common shares of beneficial interest, no par value per share, of the Calamos Global Dynamic Income Fund, a series of the Trust (the “Fund”) (the “Common Shares”); (ii) preferred shares of beneficial interest, no par value per share, of the Fund (the “Preferred Shares”); and (iii) debt securities of the Fund (the “Debt Securities” and together with the Common Shares and the Preferred Shares, the “Securities”) under Registration Statement No. 333-153443 under the Securities Act of 1933 and No. 811-22047 under the Investment Company Act of 1940 filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2008 (the “Initial Registration Statement”), as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on March 3, 2009 (“Pre-Effective Amendment No. 1”) and as amended by Pre-Effective Amendment No. 2 thereto being filed with the Commission on or about the date hereof (“Pre-Effective Amendment No. 2”) (the Initial Registration Statement as amended by Pre-Effective Amendment No. 1 and Pre-Effective Amendment No. 2, the “Amended Registration Statement” and the Initial Registration Statement as amended from time to time, the “Registration Statement”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of March 30, 2007, as amended by Amendment No. 1 thereto dated as of May 16, 2007 (the “Governing Instrument”).
          In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Amended Registration Statement, the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 10, 2007 (the “Certificate”); the Certificate of Amendment to Certificate

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of Trust of the Trust as filed in the State Office on May 23, 2007; the Governing Instrument; Minutes of the Organizational Meeting of the Board of Trustees (the “Board”) of the Trust held on March 30, 2007 (the “March 30th Resolutions”); Minutes of the Second Organizational Meeting of the Board held on May 16, 2007 (the “May 16th Resolutions”); Minutes of the Joint Meeting of the Boards of Trustees of Calamos Open-End Funds and Calamos Closed-End Funds held on June 4, 2008 (the “June 4th Resolutions”); the By-laws of the Trust (the “By-laws” and, together with the Governing Instrument, the Resolutions (as defined below), the Underwriting Agreements (as defined below) and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, adoption, execution and delivery, as applicable, by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents (including the due adoption by the Trustees of the Resolutions), and of all documents contemplated by either the Governing Documents or any applicable resolutions of the Trustees to be executed by Persons desiring to become holders of Securities (including Persons desiring to become Shareholders); (ii) that appropriate notation of the names and addresses of, the number of Securities (including all Shares) held by, and the consideration paid by, all holders of Securities (including all Shareholders) will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Securities (including all Shares); (iii) the taking of all appropriate action by the Trustees to designate Series (including the Fund) and Classes of Securities (including all Shares) and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (iv) that the activities of the Trust have been and will be conducted in accordance with the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (v) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust or a Series or Class of the Trust under Sections 4 or 6 of Article IX of the Governing Instrument; (vi) that the Trust became or will become, in each case prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940; ”); (vii) that in connection with the issuance of the Common Shares, the Board of Trustees or the Executive Committee of the Trust will determine the number of Common Shares to be issued and only such number of Common Shares will be issued; (viii) that in connection with the issuance of the Preferred Shares, the Board of Trustees will duly adopt resolutions authorizing the issuance of the Preferred Shares and the relative rights and preferences thereof, all in accordance with the Governing Instrument (the “Preferred Shares Resolutions”); (ix) that in connection with the issuance of the Debt Securities, the Board of Trustees will duly adopt resolutions authorizing the issuance of the Debt Securities and the relative rights and preferences thereof, all in accordance with the Governing Instrument (the “Debt Securities Resolutions” and together with the March 30th Resolutions, the May 16th Resolutions, the June 4th Resolutions and the Preferred Shares Resolutions, the “Resolutions”); (x) that, if applicable, an underwriting

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or similar agreement setting forth the terms and conditions under which the Common Shares will be issued will be duly entered into by the Trust with respect to the issuance of the Common Shares (the “Commons Shares Underwriting Agreement”); (xi) that, if applicable, an underwriting or similar agreement setting forth the terms and conditions under which the Preferred Shares will be issued will be duly entered into by the Trust with respect to the issuance of the Preferred Shares (the “Preferred Shares Underwriting Agreement”); (xii) that, if applicable, an underwriting or similar agreement setting forth the terms and conditions under which the Debt Securities will be issued will be duly entered into by the Trust with respect to the issuance of the Debt Securities (the “Debt Securities Underwriting Agreement” and together with the Common Shares Underwriting Agreement and the Preferred Shares Underwriting Agreement, the “Underwriting Agreements”); (xiii) that the required consideration for the Common Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Common Shares Underwriting Agreement and that the Common Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, the Common Shares Underwriting Agreement and the Delaware Act; (xiv) that the required consideration for the Preferred Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Preferred Shares Underwriting Agreement and that the Preferred Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, the Preferred Shares Underwriting Agreement and the Delaware Act; (xv) that the required consideration for the Debt Securities is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Debt Securities Underwriting Agreement and that the Debt Securities are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, the Debt Securities Underwriting Agreement and the Delaware Act; (xvi) that, with respect to the Securities, (A) there will be no changes in applicable law or the Governing Documents between the date of this opinion and any date of issuance or delivery of any Securities, (B) at the time of delivery of any Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of the Securities will not have been modified or rescinded and (C) the aggregate number of Securities (including Shares) of the Fund that would be outstanding after the issuance of any of the Securities and any other contemporaneously issued or reserved Securities (including Shares), together with the number of Securities (including Shares) previously issued and outstanding and the number of Securities (including Shares) previously reserved for issuance upon the conversion or exchange of other securities issued by the Fund, does not exceed the number of then-authorized Securities (including Shares) of the Fund; and (xvii) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to, and we assume no responsibility for, any offering

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documentation relating to the Trust, the Fund or the Securities. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:
          1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.
          2. The Common Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Fund.
          3. The Preferred Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Fund.
          4. The Debt Securities, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will be duly authorized.
          With respect to the opinions expressed in paragraphs 2, 3 and 4 above, we note that, pursuant to Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
          We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to Pre-Effective Amendment No. 2. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. Except as provided in this paragraph, the opinions set forth above are expressed solely for the benefit of the addressee hereof and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof

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for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.
Very truly yours,
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Louis G. Hering